EXHIBIT 10.1

                               AGREEMENT TO AMEND
                         COMMON STOCK PURCHASE AGREEMENT



         This Agreement effective this 3rd day of December, 1998, by and between Horizontal Ventures, Inc., a Colorado corporation ("HVI"), and Saba Petroleum Company, a Delaware corporation ("Saba"), is intended to act as an amendment to the Common Stock Purchase Agreement dated the 8th day of October, 1998 between HVI and Saba.

         WHEREAS, the parties to this Agreement acknowledge that a as result of continued due diligence required relating to HVI's interest in acquiring a controlling interest in Saba, certain modifications to the Common Stock Purchase Agreement are required; and

         WHEREAS, the parties acknowledge that the continuation of HVI's efforts towards its goal of acquiring control of Saba is in the best interest of both corporations.

         NOW, THEREOFRE, in consideration of mutual covenants and promises contained herein, the parties hereto agree as follows:

1. Extension of Closing. The final closing date initially scheduled for 10:00 a.m. on December 4, 1998 as set forth in Section 2.1 of the Common Stock Purchase Agreement shall be extended to 10:00 a.m. on or before January 31, 1999.

                            HORIZONTAL VENTURES, INC.
                             a Colorado corporation

By: /S/ Randeep S. Grewal
Randeep S. Grewal, Chairman
and Chief Executive Officer

SABA PETROLEUM COMPANY
a Delaware corporation

By: /S/ William N. Hagler
William N. Hagler, Chairman
of the Management Committee